UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification
Incorporation)	Number)	Number)
7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Form 8-K/A (the “Amendment’) is being filed to correct an error contained in the original Exhibit 99.1 (Press Release dated October 28, 2010) to the Form 8-K filed with the Securities and Exchange Commission by NuVasive, Inc. (the “Company”) on October 28, 2010 (the “Original 8-K”). The Company wishes to correct an error in the 2010 Tax Adjustments & WASO Guidance (millions) table that was presented on page 4 of the Press Release to correct the Effective Tax Rate (ETR) for Q4 from ~12% to ~15.5%. Item 99.1 to the Initial Report is amended and reated in its entirety to reference the corrected Press Release, as attached to this Amendment. This Form 8-K/A does not amend any other items in the Original 8-K or the Press Release.
Item 2.02 Results of Operations and Financial Condition and
Item 7.01 Regulation FD Disclosure
     On October 28, 2010, NuVasive, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2010. The following 2010 Tax Adjustments & WASO Guidance (millions) table, which appeared on page 4 of Exhibit 99.1 (Press Release dated October 28, 2010) to the Original 8-K, is revised to correct the Effective Tax Rate (ETR) for Q4 from “~ 12%” number to “~ 15.5%”. A copy of the corrected press release is furnished as Exhibit 99.1.

2010 Tax Adjustments & WASO Guidance (millions)

	Q1 - Q3	Q4	FY10
Effective Tax Rate (ETR)*	~ 8.5%	~ 15.5%	~ 12%
Reversal of remaining valution allowance		~ $ (45.0)	~ $ (45.0)

Weighted average shares — Diluted	41.0	~ 46.0	~ 46.0

*	ETR to be used on a pre-tax income prior to reversal of remaining valuation allowance
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Corrected press release dated October 28, 2010, announcing financial results for the quarter ended September 30, 2010 (furnished only)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: October 29, 2010	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Corrected press release dated October 28, 2010, announcing financial results for the quarter ended September 30, 2010 (furnished only)